Exhibit 99.1

LifeMD Divests Majority Interest in WorkSimpli Software, Positioning Company as a Pure-Play Virtual Care and Pharmacy Platform

Transaction Values WorkSimpli at $65 Million Enterprise Value; Support’s LifeMD’s Strategic Focus on Scaling its Virtual Care and Pharmacy Businesses

NEW YORK, November 4, 2025 — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual healthcare services and pharmacy, today announced the sale of its majority ownership interest in WorkSimpli Software LLC (“WorkSimpli”) in a transaction valuing WorkSimpli at an enterprise value of approximately $65 million. The buyer group was led by WorkSimpli founder and CEO Sean Fitzpatrick, with support from a private investment group. This transaction represents a key milestone in LifeMD’s strategic transformation, further positioning the Company as a pure-play healthcare company exclusively focused on expanding its virtual care and pharmacy offerings.

Under the terms of the agreement, LifeMD received approximately $22 million in cash at closing, representing 91.6% of the $24.0 million base purchase price attributable to the 80% interest sold, with a portion of these proceeds held back subject to adjustments for net working capital, cash, closing date indebtedness, and company transaction expenses.

The sellers are eligible to receive up to an additional $28.0 million in cash upon WorkSimpli achieving defined growth and operational targets over the next three years. The transaction closed on November 4, 2025.

“This transaction represents a defining moment for LifeMD and for WorkSimpli,” said Justin Schreiber, Chairman and CEO of LifeMD. “By divesting our majority stake in WorkSimpli, we are sharpening our focus on what we do best: building and scaling one of the most comprehensive virtual care technology platforms in the industry. This strategic move strengthens our balance sheet and positions LifeMD to accelerate growth across our core business lines, expand into new clinical verticals, and deliver even greater value to our patients, providers, and shareholders. On behalf of LifeMD, I want to congratulate WorkSimpli founder and CEO Sean Fitzpatrick and his team for their dedication and hard work in building such an exceptional business. Sean is an incredible entrepreneur, operator and marketer, and I have no doubt that WorkSimpli will continue to thrive as an independent, private company.”

“I couldn’t be more excited for Sean and the entire WorkSimpli team,” said Stefan Galluppi, Co-Founder and Chief Innovation Officer of LifeMD. “They’ve built an incredible business with strong leadership, a culture of innovation, and a product suite that continues to deliver value to users. I have complete confidence in Sean’s ability to continue scaling the business to even greater heights, and I look forward to watching WorkSimpli thrive as it enters this next chapter.”

In June 2018, LifeMD made an initial $250,000 investment in WorkSimpli Software LLC in exchange for a 51% equity interest in the company. In total, LifeMD invested approximately $1.25 million and held 73.3% ownership of WorkSimpli’s outstanding units immediately prior to the closing of the transaction. LifeMD expects to utilize its existing Net Operating Loss carryforwards (NOLs) to offset the majority of the capital gains generated from the sale. WorkSimpli develops and operates a suite of SaaS productivity tools, and over its tenure with LifeMD it has contributed positive cash flow and strategic value to the organization.

“This transaction marks the start of an exciting new chapter for WorkSimpli,” said Sean Fitzpatrick, CEO of WorkSimpli. “Our team has worked tirelessly to build one of the most dynamic SaaS productivity platforms in the market. Independence gives us the flexibility to invest in our people and products and continue delivering value to our customers at scale. We’re grateful to LifeMD for their vision and partnership in helping us reach this milestone.”

Following the divestiture, LifeMD will concentrate its resources on expanding its virtual care and pharmacy offerings, with a continued focus on weight management, women’s health, behavioral health, urgent care, and primary care. The Company also plans to broaden its platform into more complex, longitudinal cardiometabolic care offerings beginning in the first half of 2026. In addition, LifeMD will continue to scale its Rex MD product portfolio, which is primarily focused on asynchronous men’s healthcare, e-pharmacy solutions, and men’s hormonal health.

The transaction was executed through a Stock Purchase Agreement between LifeMD and the purchasers, and includes customary representations, warranties, and indemnification provisions.

BTIG, LLC served as exclusive financial advisor, and Baker McKenzie served as legal advisor to LifeMD.

About LifeMD, Inc.

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, mental health, and weight management. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a state-of-the-art affiliated compounding pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” “predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

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Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact

Jessica Friedeman, Chief Marketing and Product Officer

press@lifemd.com

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